                                RECOMMENDATIONS
                                FISCAL YEAR 1996
                             EXECUTIVE COMPENSATION


SALARY

    -No salary increases are proposed at this time for the Senior Management team.

ANNUAL INCENTIVE COMPENSATION

    -Recognizing the extraordinary operating circumstances as we enter FY'96, we wish to adopt a Plan which will encourage and reward focus on financial performance.

    -No payments will be made until budget is exceeded so that, in comparison to budget, payments will be self-funded. Once budget is achieved, it is proposed that the first $250,000 of profit dollars above budget be paid out as incentive. Thereafter, a portion of additional earnings would be paid out on a declining scale: 50% of the first $200,000 additional earnings; 40% of the next $200,000; 30% of the next $300,000, and; 25% of additional earnings. The attachment charts this framework, showing total bonus awards at various performance levels.

    -As in past years, actual results will be adjusted for significant unbudgeted items such as gains or losses associated with the disposition of assets (such as the sale of HTBB Stock). The Compensation Committee will review transactions and make recommendations for adjustments to the Board.

    -In the event of the disposition of a part of the Company, financial targets would be adjusted accordingly.

    -Provide for partial year awards based on fiscal year-to-date results versus budget in the event of the disposition of the Company prior to fiscal year end. Partial year payments, if any, will be pro-rated based on partial year salary.

EXECUTIVE LONG TERM STOCK AWARD PLAN

    -This shareholder approved Plan makes available a total of 100,000 shares for award. No shares are proposed to be made available for award at this time.
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                      INCENTIVE VERSUS RESULTS COMPARISON

                                                     INCENTIVE
                    EARNINGS BEFORE           --------------------          EARNINGS AFTER
                       INCENTIVE                $'S              %            INCENTIVE
                       ---------                ---              -            ---------
                   ($1,052,508) Plan                $0          --            ($1,052,508)

                      (802,508)                250,000        100%             (1,052,508)

                      (602,000)                350,000         50%               (952,000)

                      (402,000)                430,000         40%               (832,000)

                     ($102,000)               $520,000         30%              ($622,000)

                                                               25% of all additional $'s


FY'95 RESULTS
                  ($5,632,654)                       $0                       ($5,632,654)

                   POSITIONS COVERED BY ANNUAL INCENTIVE PLAN

                              NO. OF         ANNUAL         MAX. %           MAX.        35% OF
                            EMPLOYEES       SALARIES       OF SALARY      INCENTIVE       MAX.
                            ---------       --------       ---------      ---------      ------
Senior Executives                7         $  846,000         (1)%         332,025       116,209
Vice Presidents                  2            135,500          25%          33,875        11,856
Directors                       15            754,000          20%         150,800        52,780
Home Office Staff               12            397,000          10%          39,700        13,895
                                           ----------                      -------       -------
Annual Totals                              $2,132,500                      556,400       194,740

(1) 50% for President and CFO, 35% for all Senior Executives except the Senior Vice President of Operations, who is at 40%.